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                                                              EXHIBIT 99.2

                          Houghton Mifflin Company
        Pro Forma Combined Balance Sheet and Statement of Operations
                                 (Unaudited)



Background Information
- ----------------------

On March 1, 1994 Houghton Mifflin Company ("Company") acquired the outstanding common stock of McDougal, Littell & Company ("McDougal"), a leading textbook publisher, in a cash transaction. The total cost of the acquisition is estimated at $140 million, of which $138 million represents the contractual purchase amount and $2 million represents estimated professional and other fees directly related to the acquisition.

The Company financed $100 million of the acquisition with short-term bank debt. The Company intends to refinance this debt with debt securities issued under the Company's $100 million shelf registration facility. Accordingly, the Pro Forma Combined Balance Sheet classifies the bank borrowings as long-term obligations.

Operating cash of approximately $40 million was also applied to the acquisition, including the repayment of McDougal's long-term debt and deferred compensation obligations. The cost to retire these obligations approximated $10.6 million and has been reflected in the Pro Forma Combined Balance Sheet.



Basis of Accompanying Unaudited Pro Forma Financial Statements
- ---------------------------------------------------------------

The acquisition will be accounted for as a purchase and the results of McDougal's operations will be included in the Company's operating results as of March 1, 1994, the date of acquisition. The Pro Forma Balance Sheet assumes that the acquisition occurred on December 31, 1993 and reflects the repayment of McDougal's long-term debt and liability for deferred compensation. The Pro Forma Combined Statement of Operations assumes that the acquisition occurred on
January 1, 1993.   Cost savings from the combination of the Company and McDougal are not included.

The intangible assets arising in connection with the acquisition shown in the accompanying balance sheet amount to $106.5 million. The seasonal net loss incurred by McDougal during the period November 1, 1993 through February 28, 1994 will reduce the net assets of McDougal at the time of acquisition on March 1, 1994. Accordingly, the amount of intangible assets acquired in connection with the acquisition is expected to be higher than the $106.5 million shown in
the Pro Forma Adjustments column.   Also, the actual allocation of the purchase
price may be different from that reflected in the pro forma financial data.

The Company amortizes editorial publishing rights over a period not to exceed 15 years and goodwill over a period not to exceed 25 years. The use herein of a 20 year period to amortize the editorial publishing rights and goodwill for the McDougal acquisition reflects the Company's
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initial purchase price allocation estimate. The eventual blended amortization period will reflect the final purchase price and allocation thereof.


These unaudited pro forma combined financial data do not purport to be indicative of the results which actually would have been obtained if the acquisition had been effected on the date indicated or of those results which may be obtained in the future. The pro forma combined financial data should be read in conjunction with the consolidated financial statements included in the Houghton Mifflin Company Annual Report on Form 10-K for the year ended December 31, 1993.

The unaudited pro forma combined statement of operations does not include non-recurring charges which may result from the transaction and the integration of McDougal into the Company. The Company expects these to be charged to operations during the period ended March 31, 1994. Such charges include integration expenses related to personnel, facilities and assets.



Pro Forma Adjustments
- ---------------------

A summary of the Pro Forma Adjustments is set forth as follows:


(a)   To record operating cash and debt applied to the acquisition.

(b) To adjust assets acquired to estimated fair market value and the tax effects thereof.

(c) To eliminate McDougal's October 31, 1993 Stockholders' Equity and record purchased intangible assets.

(d) To record estimated net interest expense at 7% associated with acquisition financing. This interest rate is an estimate of the rate of the debt securities to be issued under the Company's shelf registration.

(e) To record intangible asset amortization expense using an amortization period of approximately 20 years.
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

                                            Unaudited Pro Forma Combined Balance Sheet
                                                      (Amounts in thousands)


                                                                McDougal -
                                                 HMCo            Littell
                                              Historical        Historical       Pro Forma       Pro Forma
                                             Dec. 31, 1993     Oct. 31, 1993     Adjustments     Combined
Current assets
   Cash and cash equivalents                      $67,242          $10,676         ($40,000) a     $37,918
   Marketable securities                           18,107                                           18,107
   Accounts receivable, net                       104,489           11,588                         116,077
   Inventories                                     64,001           11,551            2,328  b      77,880
   Other                                           14,010            7,427             (885) b      20,552
                                               ----------------------------------------------------------------
     Total current assets                         267,849           41,242          (38,557)       270,534

Property, plant and equipment,
   at cost, net of accumulated amortization
   and depreciation                                29,506            5,164                          34,670
Book plates, net of accumulated amortization       36,664            6,261                          42,925
                                               ----------------------------------------------------------------
                                                   66,170           11,425                          77,595

Other assets
   Royalty advances to authors, net                21,382                                           21,382
   Intangible assets, net                          19,661                           106,489  c     126,150
   Other                                           23,159                                           23,159
                                               ----------------------------------------------------------------
     Total other assets                            64,202                           106,489        170,691

                                                 $398,221          $52,667          $67,932       $518,820
                                               ================================================================

Current liabilities
   Accounts payable                               $33,622           $4,633                         $38,255
   Short term borrowings                           24,605                                           24,605
   Accrued royalties                               27,696            2,809                          30,505
   Other accrued expenses                          20,929            2,547                          23,476
   Income taxes                                     2,463            7,794                          10,257
   Deferred compensation                                             5,045           (5,045) a
   Current maturities of long-term debt             1,955            1,484           (1,484) a       1,955
                                               ----------------------------------------------------------------
     Total current liabilities                    111,270           24,312           (6,529)       129,053

Long-term debt                                     26,438            4,035          100,000  a     126,438
                                                                                     (4,035) a
Other liabilites                                   12,348              234                          12,582
Accrued postretirement liablities                  23,948                                           23,948
Deferred income taxes                                 135            2,582                           2,717

Stockholders' equity
   Common stock                                    14,759                3               (3) c      14,759
   Capital in excess of par value                  30,612              469             (469) c      30,612
   Retained earnings                              211,222           31,903          (31,903) c     211,222
                                               ----------------------------------------------------------------
                                                  256,593           32,375          (32,375)       256,593
Less:
   Common stock held in treasury, at cost          (1,367)          (7,796)           7,796  c      (1,367)
   Benefits trust assets, at market               (31,144)                                         (31,144)
   Company loan to ESSOP                                            (3,075)           3,075  a
                                               ----------------------------------------------------------------
Total stockholders' equity                        224,082           21,504          (21,504)       224,082

                                                 $398,221          $52,667          $67,932       $518,820
                                               ================================================================

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
                                           Pro Forma Statement of Results of Operations
                                             (Amounts in thousands, except per share)


                                                                McDougal -
                                                 HMCo            Littell         Pro Forma         Pro Forma
                                              Historical        Historical      Adjustments        Combined
Net sales                                      $462,969          $60,343                           $523,312

Costs and expenses
   Cost of sales                                227,969           26,212                           254,181
   Selling and administrative                   173,070           28,920            $5,500  e      207,490
   Special charges                               10,560                                             10,560
                                             -----------        ----------        ---------        ---------
                                                411,599           55,132             5,500         472,231

Operating income                                 51,370            5,211            (5,500)         51,081

Interest expense, net                            (2,347)            (772)           (7,000) d      (10,119)
                                             -----------        ----------        ---------        ---------
Income before taxes and extraordinary item       49,023            4,439           (12,500)         40,962

Taxes on income before extraordinary item        17,650            1,690            (2,660)         16,680
                                             -----------        ----------        ---------       ---------
Income before extraordinary item                $31,373           $2,749           ($9,840)        $24,282
                                             ===========        ==========        =========       =========

Income per share before extraordinary item        $2.27            $0.20            ($0.71)          $1.76
                                             ===========        ==========        =========       =========

Shares utilized in calculation of income
     per share before extraordinary item         13,823           13,823            13,823          13,823